                         GULF CANADA RESOURCES LIMITED

                    ANNUAL AND SPECIAL MEETING, MAY 11, 1999

                                     PROXY

     The undersigned shareholder of Gulf Canada Resources Limited (the "Company") hereby appoints Richard H. Auchinleck, President and Chief Executive Officer, or failing him, Craig S. Glick, Executive Vice President, Corporate and Chief Financial Officer and Secretary, or instead of either of the foregoing, .....................................................................
 . as the nominee of the undersigned to attend and act for and on behalf of the undersigned at the ANNUAL AND SPECIAL MEETING OF THE COMPANY TO BE HELD ON MAY 11, 1999 (the "Meeting"), and at any adjournment or adjournments thereof, to the same extent and with the same power as if the undersigned was personally present at the said Meeting or such adjournment or adjournments thereof and, without limiting the generality of the authorization and power hereby given, the said nominee is specifically directed to vote the Ordinary Shares registered in the name of the undersigned at the Meeting,

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
    [ ]FOR the election as directors of all       or         [ ]WITHHOLD FROM VOTING for all nominees
       nominees listed below (except as                         listed below
       marked to the contrary below)
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     (INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE
     STRIKE A LINE THROUGH THE NOMINEE'S NAME IN THE LIST BELOW).

       R.H. Allen, R.H. Auchinleck, G.L. Countryman, S.H. Hartt, H.E. Joudrie, T.M. Long,
        D.F. Mazankowski, A.H. Michell, H.M. Neldner, W. O'Donoghue, R.N. Robertson, Maureen Sabia

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
    [ ]FOR the appointment of Ernst & Young       or         [ ]WITHHOLD FROM VOTING on the
       LLP as auditors, with remuneration to                    appointment of Ernst & Young LLP as
       be fixed by the directors.                               auditors, with remuneration to be
                                                                fixed by the directors.
    [ ]FOR the ordinary resolution to             or         [ ]AGAINST the ordinary resolution to
       reserve an additional 8,000,000                          reserve an additional 8,000,000
       Ordinary Shares for issuance under                       Ordinary Shares for issuance under
       the Incentive Stock Option Plan                          the Incentive Stock Option Plan
       (1994) (the "1994 Plan"), as                             (1994) (the "1994 Plan"), as
       described in the accompanying                            described in the accompanying
       Management Proxy circular.                               Management Proxy circular.
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   THIS PROXY IS SOLICITED BY AND ON BEHALF OF THE MANAGEMENT OF THE COMPANY AT
   THE DIRECTION OF THE BOARD OF DIRECTORS. This proxy confers discretionary authority with respect to amendments to matters identified in the Notice of
   Annual Meeting of Shareholders or other matters which may properly come before the Meeting or any adjournment thereof. This proxy also authorizes the replacement of any nominee identified above for election to the Board of
   Directors if such nominee is unable to serve or will not serve. Management knows of no such amendments, other matters or anticipated replacements as at the date hereof. The Ordinary Shares represented by this proxy, if appointing the persons designated as nominees above, will be voted or withheld from voting in accordance with the instructions of the shareholder on any ballot that may be called for and, where the person whose proxy is solicited specifies a choice with respect to any